UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 25, 2008

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

500 Arsenal Street

Watertown, Massachusetts 02472

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01               Other Events.

On August 25, 2008, the Board of Directors of the Company elected not to declare a quarterly cash dividend in the amount of $0.8125 per share on its 6.5% convertible exchangeable preferred stock (the “Preferred Stock”) that was otherwise payable on September 1.

In February 2005, Acusphere issued 900,000 shares of its Preferred Stock in a public offering.  As of August 25, 2008, 650,000 of these shares of Preferred Stock remained outstanding.  The Preferred Stock accrues a cumulative dividend at the annual rate of $3.25 per share, payable quarterly on the first day of March, June, September and December, as declared by the Company’s board of directors out of funds legally available therefor.

This is the third quarterly dividend that has not been declared and paid on the Preferred Stock.  Under the terms of the Preferred Stock, the holders thereof shall be entitled to vote as a separate class to elect two directors if the Company has not paid the equivalent of six or more quarterly dividends, whether or not consecutive. These voting rights will continue until the Company pays the full accrued but unpaid dividends on the Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: August 26, 2008	By:	/s/ Lawrence A. Gyenes
		Name:	Lawrence A. Gyenes
		Title:	Senior Vice President, Chief Financial
Officer and Secretary